                                                                     Exhibit 4.3

                              FORM OF EXCHANGE NOTE

[Include the following legend for Global Notes only:

"THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREINAFTER.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF."]

                              FORM OF FACE OF NOTE

No. [   ]                                     Principal Amount $[              ]
     ---                                                         --------------

                  [If the Note is a Global Note include the following two lines:
                                     as revised by the Schedule of Increases and
                                       Decreases in Global Note attached hereto]


                                                    CUSIP NO.
                                                             -------------------

   [If the Note is a Regulation S Global Note, delete the reference to CUSIP No.
                                       and replace it with:  ISIN NO.          ]
                                                                     ----------

               JLG Industries, Inc., a Pennsylvania corporation, promises to pay to [___________], or registered assigns, the principal sum of [__________________] Dollars [If the Note is a Global Note, add the following, as revised by the Schedule of Increases and Decreases in Global Note attached hereto], on June 15, 2012.

               Interest Payment Dates:  June 15 and December 15

               Record Dates:            June 1 and December 1

Additional provisions of this Note are set forth on the other side of this Note.

                                            JLG INDUSTRIES, INC.


                                            By:
                                               ---------------------------------
                                                Name:
                                                Title:

                                            By:
                                               ---------------------------------
                                                Name:
                                                Title:

TRUSTEE'S CERTIFICATE OF
  AUTHENTICATION

The Bank of New York,
as Trustee, certifies
that this is one of
the Notes referred
to in the Indenture.

By:
     -----------------------
        Authorized Signatory                       Date:
                                                          -------------------

                          FORM OF REVERSE SIDE OF NOTE

                    8 3/8% SENIOR SUBORDINATED NOTES DUE 2012

1.      Interest

               JLG Industries, Inc., a Pennsylvania corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above.

               The Company will pay interest semiannually in arrears on each Interest Payment Date of each year commencing December 15, 2002. Interest on the Notes will accrue from the most recent date to which interest has been paid on the Notes or, if no interest has been paid, from and including the Issue Date. The Company shall pay interest on overdue principal (plus interest on such interest to the extent lawful), at the rate borne by the Notes to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

               The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and, to the extent such payments are lawful, interest on overdue installments of interest ("Defaulted Interest") without regard to any applicable grace periods at the rate of 2.0% per annum in excess of the rate shown on this Note, as provided in the Indenture.

2.      Method of Payment

               Prior to 10:00 a.m. New York City time on the date on which any principal of or interest on any Note is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal and/or interest. The Company will pay interest (except Defaulted Interest) to the Persons who are registered Holders of Notes at the close of business on the Record Date preceding the Interest Payment Date even if Notes are canceled, repurchased or redeemed after the Record Date and on or before the relevant Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in U.S. Legal Tender.

               Payments in respect of Notes represented by a Global Note (including principal and interest) will be made by the transfer of immediately available funds to the accounts specified by DTC. The Company will make all payments in respect of a Certificated Note (including principal and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Notes may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.      Paying Agent and Registrar

               Initially, The Bank of New York (the "Trustee"), will act as Trustee, Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-Registrar without notice to any Holder. The Company or any Note Guarantor may act as Paying Agent, Registrar or co-Registrar.

4.      Indenture; Guarantees

               The Company issued the Notes under an Indenture, dated as of June 17, 2002 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the "Indenture"), between the Company, the Note Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms. Each Holder by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as amended or supplemented from time to time.

               The Notes are general unsecured obligations of the Company limited to $275,000,000 aggregate principal amount, of which $175,000,000 in aggregate principal amount will be initially issued on the Issue Date. Subject to the conditions set forth in the Indenture and without the consent of the Holders, the Company may issue Additional Notes of up to an additional $100,000,000 aggregate principal amount of 8 3/8% Senior Subordinated Notes Due 2012. All Notes will be treated as a single class of securities under the Indenture.

               The Indenture imposes certain limitations on, among other things, the ability of the Company and its Restricted Subsidiaries to: Incur Indebtedness, make Restricted Payments, incur Liens, make Asset Sales, enter into transactions with Affiliates, or consolidate or merge or transfer or convey all or substantially all of the Company's and its Restricted Subsidiaries' assets.

               To guarantee the due and punctual payment of the principal of, premium and interest on the Notes and all other amounts payable by the Company under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, Access Financial Solutions, Inc., Fulton International, Inc., JLG Equipment Services, Inc., JLG Manufacturing, LLC, Gradall Industries, Inc., and The Gradall Company have unconditionally guaranteed (and each future Material Domestic Subsidiary will unconditionally guarantee), jointly and severally, such obligations pursuant to the terms of the Indenture. Each Note Guarantee will be subject to release as provided in the Indenture.

5.      Redemption

               Optional Redemption. Except as stated below, the Company may not redeem the Notes prior to June 15, 2007. The Company may redeem the Notes, at its option, in whole at any time or in part from time to time, on and after June 15, 2007, at the following redemption prices, expressed as percentages of the principal amount thereof, plus accrued and unpaid interest to, but excluding the date of redemption, if redeemed during the twelve-month period commencing on June 15 of any year set forth below:

                                           YEAR         PERCENTAGE
                                           ----         ----------
                                           2007          104.188%
                                           2008          102.792%
                                           2009          101.396%
                                           2010          100.000%
                                         and 2011

               Optional Redemption upon Equity Offerings. At any time, or from time to time, on or prior to June 15, 2005, the Company may, at its option, use the net cash proceeds of one or more Equity Offerings to redeem in the aggregate up to 35% of the aggregate principal amount of the Notes issued on or prior to such date at a redemption price equal to 108.375% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the date of redemption; provided, that:

                      (1) after giving effect to any such redemption at least 65% of the aggregate principal amount of the Notes issued on or prior to such date remains outstanding; and

                      (2) the Company shall make such redemption not more than 60 days after the consummation of such Equity Offering.

               "Equity Offering" means an offering of Qualified Capital Stock of the Company (other than pursuant to a registration statement filed on Form S-4 or S-8 or any issuance pursuant to employee benefit or compensation plans or programs).

               Partial Redemption. In the case of any partial redemption, selection of the Notes for redemption will be made in accordance with Article V of the Indenture. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable redemption price pursuant to the Indenture.

6.      Repurchase Provisions

               Change Of Control Offer. Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require that the Company purchase all or a portion (in integral multiples of $1,000) of the Holder's Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest through the date of purchase. Within 20 days following the date upon which the Change of Control occurred, the Company must make a Change of Control Offer pursuant to a Change of Control Offer Notice. As more fully described in the Indenture, the Change of Control Offer Notice shall state, among other things, the Change of Control Payment Date, which must be a Business Day no earlier than 30 calendar days nor later than 60 calendar days from the date the notice is mailed, other than as may be required by law.

               Asset Sale Offer. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to make Asset Sales. In the event the proceeds from a permitted Asset Sale exceed certain amounts and are not applied as specified in the Indenture, the Company will be required to make an Asset Sale Offer to purchase to the extent of such remaining proceeds each Holder's Notes, and at the Company's option, on a pro rata basis other Senior Subordinated Indebtedness with similar provisions requiring the Company to offer to purchase the Senior Subordinated Indebtedness with the proceeds of Asset Sales, at 100% of the principal amount thereof, plus accrued interest (if any) to the Asset Sale Offer Payment Date, as more fully set forth in the Indenture.

7.      Subordination

               This Note and the Note Guarantees are subordinated in right of payment, as set forth in the Indenture, to the prior payment in full in cash or Cash Equivalents of all existing and future Senior Indebtedness of the Company or the relevant Note Guarantor, as the case may be. This Note and the Note Guarantees in all respects rank pari passu with, or senior to, all other Indebtedness of the Company or the relevant Note Guarantor, as the case may be. By accepting a Note, each Holder agrees to the subordination provisions set forth in the Indenture, authorizes the Trustee to acknowledge such subordination provisions and give them effect and appoints the Trustee as attorney-in-fact for such purpose.

8.      Denominations; Transfer; Exchange

               The Notes are in fully registered form without coupons, and only in denominations of principal amount of $1,000 and any integral multiple thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange (i) any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) for a period beginning 15 days before the mailing of a notice of Notes to be redeemed and ending on the date of such mailing or (ii) any Notes for a period beginning 15 days before an interest payment date and ending on such interest payment date.

9.      Persons Deemed Owners

               The registered holder of this Note may be treated as the owner of it for all purposes.

10.     Unclaimed Money

               If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

11.     Discharge Prior to Redemption or Maturity

               Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations for the payment of principal of and interest on the Notes to redemption or maturity, as the case may be.

12.     Amendment, Waiver

               Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount of the then Outstanding Notes and (ii) any default (other than with respect to nonpayment or in respect of a provision that cannot be amended or supplemented without the written consent of each Holder affected) or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the then Outstanding Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, omission, defect or inconsistency, or to comply with
Article IV of the Indenture, or to provide for uncertificated Notes in addition to or in place of certificated Notes, or to add guarantees with respect to the Notes or to secure the Notes, or to add additional covenants or surrender rights and powers conferred on the Company, or to comply with any request of the SEC in connection with qualifying the Indenture under the TIA, or to make any change that does not adversely affect the rights of any Holder, or to provide for the issuance of Exchange Notes or Additional Notes.

13.     Defaults and Remedies

               If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

               Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest.

14.     Trustee Dealings with the Company

               Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

15.     No Recourse Against Others

               An incorporator, director, officer, employee, stockholder or controlling person, as such, of the Company or any Note Guarantor shall not have any liability for any obligations of the Company under the Notes, the Indenture or any Note Guarantee or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

16.     Authentication

               This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Note.

17.     Abbreviations

               Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

18.     CUSIP Numbers

               Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

[18.    ISIN Numbers

               The Company has caused ISIN numbers to be printed on the Notes and has directed the Trustee to use ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.]

19.     Governing Law

               This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

               The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note in larger type. Requests may be made to:

                              JLG Industries, Inc.
                                   1 JLG Drive
                          McConnellsburg, PA 17233-9533
                         Attention: Corporate Secretary

                                 ASSIGNMENT FORM

               To assign this Note, fill in the form below:

               I or we assign and transfer this Note to

                   (Print or type assignee's name, address and zip code)

                  (Insert assignee's Social Security or Tax I.D. Number)

and irrevocably appoint _________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:                               Your Signature:
     --------------------                          -------------------

Signature Guarantee:
                    ------------------------------
                     (Signature must be guaranteed)


--------------------------------------------------------------------------------
Sign exactly as your name appears on the other side of this Note.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15.

                      [To be attached to Global Notes only:

                SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE


    The following increases or decreases in this Global Note have been made:



Date of       Amount of decrease   Amount of           Principal Amount     Signature of
Exchange      in Principal         increase in         of this Global       authorized
              Amount of this       Principal Amount    Note following       signatory of
              Global Note          of this Global      such decrease or     Trustee or Note
                                   Note                increase             Custodian


                                                                                           ]
--------      ------------------   ----------------    ----------------     ---------------

                       OPTION OF HOLDER TO ELECT PURCHASE

               If you want to elect to have this Note purchased by the Company pursuant to Section 3.8 or Section 3.11 of the Indenture, check either box:


                       [  ]                  [  ]
                       SECTION 3.8           SECTION 3.11



               If you want to elect to have only part of this Note purchased by the Company pursuant to Section 3.8 or Section 3.11 of the Indenture, state the principal amount (which must be an integral multiple of $1,000) that you want to have purchased by the Company: $

Date:                 Your Signature
       ----------                    ----------------------------
                      (Sign exactly as your name appears on the other side of the Note)


Signature Guarantee:
                      ---------------------------------------
                      (Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15.